SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 27, 2010

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Avenue, Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  (661) 864-0500

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

Between January 27 and February 9, 2010, Tri-Valley Corporation issued 269,230 shares of shares of restricted common stock to 6 accredited investors, including 5 U.S. residents and one non-U.S. resident.  These sales were made to the U.S. residents in privately negotiated transactions in reliance on the exemption from registration requirements contained in Section 4(2) of the Securities Act of 1933 and to the non-U.S. resident in reliance on Regulation S under the Securities Act of 1933.  The sales are made subject to and conditioned upon approval of the shares for listing on the Company’s primary market, the NYSE Amex LLC.  Prices paid for the shares ranged from $1.48 to $1.56 per share, for total sales proceeds of $406,150.  Tri-Valley intends to use the proceeds of these sales for working capital and to accelerate its oil and gas field development programs already underway.

In addition, in January 2010, the Company issued 5,000 shares of restricted common stock to each of its six independent directors (a total of 30,000 shares) as compensation for services.  These shares were issued in reliance on the exemption from registration requirements contained in Section 4(2) of the Securities Act of 1933.

Although the shares described in this report total less than 1% of the currently outstanding shares of common stock of the Company, we have elected to report them earlier than required on this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: March 19, 2010	/s/ John E. Durbin
John E. Durbin, Chief Financial Officer